Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 29, 2007, accompanying the consolidated financial statements included in the Annual Report of Horne International, Inc. on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statements of Horne International, Inc. on Forms S-8 File No. 333-113528 and File No. 333-114680.

/s/ GRANT THORNTON LLP

Baltimore, Maryland

March 29, 2007

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